Exhibit 1.01
Varex Imaging Corporation
CONFLICT MINERALS REPORT
FOR THE YEAR ENDED DECEMBER 31, 2022

This report for the year ended December 31, 2022 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”).

I.Overview
a.Company Overview
Varex Imaging Corporation (the “Company,” “our” or “us”) is a leading innovator, designer and manufacturer of X-ray components including tubes, digital detectors, linear accelerators, image software processing solutions and stand-alone x-ray based systems in select application areas. Our components are used in medical diagnostic imaging, security inspection systems, and industrial quality inspection systems, as well as for analysis and measurement applications in industrial manufacturing applications. Global OEMs incorporate our X-ray imaging components in their systems to detect, diagnose, protect, irradiate and inspect. The Company has approximately 2,400 full-time employees, located at manufacturing and service center sites in North America, Europe, and Asia. For more information about us, visit https://www.vareximaging.com/.

b.Supply Chain Overview
The Company’s supply chain is complex, and there are multiple tiers between the Company and the mine. The Company relies on its vendors to provide information on the origin of the conflict minerals contained in components that are included in the Company’s products. The Company validates a vendor’s information as complete and reasonable using a check sheet, and any concerns are sent back to the vendor to address.
II.Reasonable Country of Origin Inquiry (“RCOI”) and Due Diligence Measures
The Company identified 208 vendors as in-scope, based on the probability of 3TG in their products. The Company conducted a supply chain survey of these in-scope vendors, using the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template v6.22, release date May 11, 2022 (“CMRT”), to determine whether the necessary conflict minerals in components contained in the Company’s products were sourced responsibly, per the Company’s policy and the OECD Guidance (as defined below). The survey requested vendors to identify smelters or refiners (“SORs”) and country of origin of the conflict minerals they provide to the Company. The Company used London Bullion Market Association data (“LBMA Data”), Responsible Jewellrey Council data (“RJC Data”), the RMI SOR Full Database (“SOR Full Database”) and RMI RCOI data (“RCOI Data”) to establish country of origin. The Company found that some of the SORs identified were sourcing from the Democratic Republic of the Congo (the “DRC”) or an adjoining country, but all these SORs were found to be in conformance with the RMI Responsible Minerals Assurance Process (“RMAP”) standards.

The Company’s due diligence measures have been designed to conform, in all material respects, to the framework in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas Third Edition, including the supplements for tantalum, tin, tungsten and gold (“3TG”) (such guidance, the “OECD Guidance”). In accordance with the five-step framework in the OECD Guidance, the Company’s due diligence exercise included:

(1)Establish strong company management systems.
The Company’s Conflict Minerals Team includes key members of the Global Supply Chain Management team in each business unit worldwide. The Company’s requirements for vendor conflict minerals management are contained in the Company’s vendor training material and in the Conflict Minerals Policy. The Conflict Minerals Policy is posted on the Company’s external website (https://www.vareximaging.com/legal-information) and is referenced in purchase orders and vendor contractual agreements. In short, the requirements are that vendors adhere to the OECD Guidance, provide a CMRT including a list of smelters, follow up on risk concerns identified by the Company and make efforts to become conflict free. The Conflict Minerals Team planned and executed the due diligence methods necessary to complete a RCOI, determined the risk associated with the use of conflict minerals, established steps to mitigate risks, and reported on supply chain due diligence. To assist in completing these due diligence actions, the Company became a member of the RMI, which is a consortium of companies who are working together to “provide companies with tools and resources to make sourcing decisions that improve regulatory compliance and support responsible sourcing of minerals from conflict-affected and high-risk areas.”

A key element of the RMI RMAP is the research of known SORs, audits of SORs, and publishing the results of this activity in databases that the Company uses to determine country of origin and assess risk in the supply chain. Specifically, the Company looks up country of origin of SORs using RCOI Data and uses data from the SOR Full Database to assess SOR risk. The Company discusses risks associated with vendors directly with each vendor, and the Company discusses risks associated with SORs with the vendors using those SORs.

The Company uses the publicly available RMI Grievance Mechanism (“GM”). Vendors are informed of this GM in the Company’s Conflict Minerals Vendor Training. This GM may be used for complaints against the Company, the RMI, the RMI RMAP, or auditors used by the RMI, or other grievances related to conflict minerals. The grievances, including corrective action, are tracked and monitored by the RMI.

(2)Identify and assess risk in the supply chain
The Company identified 208 vendors as in-scope, based on the probability of 3TG in their products. The Company requested a completed CMRT from all in-scope vendors. The Company received CMRTs from 177 vendors, representing approximately 85% of in-scope vendors, and each vendor identified in its CMRT the names and locations of SORs that process conflict minerals used in components provided by such vendor. However, since a number of vendors reported that their SOR data may be incomplete, the country-of-origin data may also be incomplete. The Company evaluated the information collected, including subjecting the results to a detailed quality review check sheet. If discrepancies, errors, or omissions were identified, the response for that vendor was deemed unacceptable and was returned for correction by the vendor. Approximately 67% of the CMRTs collected were acceptable as received or successfully corrected by the vendor and accepted by the Company. The Company reviewed and compared the responses with other information in the Company’s possession and, where appropriate, made further inquiries of the Company’s vendors. The Company contacted vendors that did not respond by a specified date and sent reminder emails requesting their responses.

An appropriate risk level was assigned to the 33% of vendors who did not make the corrections requested by the Company. The Company reviewed and compared the responses with other information (including information provided by Company experts) in the Company’s possession and, where appropriate, made further inquiries of the Company’s vendors.

The Company followed a defined escalation process for vendors that did not respond to the request for CMRT data. All in-scope vendors received a CMRT request email. Those not responding in one week received a reminder email, and those not responding in two weeks received a final reminder email. Internal

Company buyers were identified for each vendor, and any vendor not responding to the final reminder email was escalated to the buyer for further action.

The result of this CMRT data collection effort is that the Company received CMRTs from 85% of in-scope vendors. The resulting list of SORs identified by the Company’s vendors is found in Appendix A at the end of this document. Since the Company requested company-level CMRTs from its vendors, the resulting SOR list may contain SORs that are not in the Company’s product supply chain.

(3)Design and implement a strategy to respond to identified risks.
The Company completes a risk assessment after collecting data from in-scope vendors to identify supply chain risks relevant for the current reporting year. The Company has a process for determining risk using a set of standard risk factors. Supply chain risks include the risk associated with each vendor and the risk associated with each SOR identified by the vendors. LBMA Data, RJC Data, RCOI Data and the SOR Full Database are used to determine appropriate risk mitigation factors.

Vendors are assessed for risk factors that include whether they have conflict minerals policies, whether they have corrective management systems, whether they have overall conflict minerals management systems, and whether they have risky SORs in their supply chain. An SOR may be deemed a high-risk SOR for one or both of the following reasons: 1) It does not have a valid RMI smelter ID and thus may not be a SOR and/or 2) it is not in conformance with the RMAP standards and not actively pursuing this status.

For each risk factor a possible course of action is determined, and appropriate risk mitigation actions are provided to vendors. Generally, vendors are asked to identify real SORs and to pressure those SORs to pursue RMAP conformance. To mitigate risk factors, the Company’s Procurement Organization puts pressure on vendors to make improvements, which may include qualifying an alternate vendor for the material. The result of these efforts has been year-over-year improvement in vendors identifying actual smelters more accurately.

A summary of results and identified risks are published in a year-end report for the reporting year, which is presented to key members of the Global Supply Chain Management team. The risk factors identified during this process are subsequently managed by the Company Risk Management System, and appropriately acted upon.

(4)Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain.
The RMI manages an independent third-party audit program for 3TG SORs. The results of these audits are reviewed by the RMI and made publicly available for companies to reference. The Company uses the results of these independent third-party audits to determine the country of origin of SORs and identify which SORs have been audited and are conformant with RMI RMAP standards. In reporting year 2022, the Company found that 92% of SORs were either conformant with the RMAP standards or “active” according to the RMI, meaning such SORs have committed to undergo an RMAP assessment, completed the relevant documents, and scheduled the on-site assessment. The Company also cooperates with other members of the RMI to identify SORs that require additional investigation to determine whether they are an eligible SOR for the audit program, to supplement RCOI Data to determine the country of origin of conflict minerals processed by the SOR, and to determine whether the SOR is RMI RMAP conformant.

(5)Report on supply chain due diligence.
This Conflict Minerals Report constitutes the Company’s annual report on its 3TG due diligence, is filed with the SEC, and is available on the Company’s website at https://www.vareximaging.com/investor-relations/.

III.Steps to Mitigate Risk
The Company intends to take the following steps to help mitigate the risk that the necessary conflict minerals in our products could finance or benefit armed groups:
(1)Work with vendors that distribute other company’s goods to obtain a list of manufacturers and CMRTs and improve the quality of RCOI data coming from those sources. During reporting year 2022, many of these manufacturers were identified. It is expected that this action will result in improved results next reporting year.
(2)Work with vendors to improve the quality of data.
(3)Continue to improve the response rate of vendors

IV.Determination
The Company relies on its vendors to obtain conflict minerals information and cannot guarantee the complete accuracy of all data.
The Company’s due diligence identified 374 SORs that were identified as SORs by the RMI (see Appendix A). The RMI has performed independent third-party audits on many of these SORs (61% are RMI RMAP conformant) and is pursuing audits for the remaining SORs. The Company is working in coordination with other members of the RMI by providing the RMI the SORs used in the Company’s supply chain which require additional investigation or audit to confirm eligible SORs, country of origin, and conformance status.
Facilities Used to Process Necessary Conflict Minerals Used in In-Scope Products: While the Company has exercised due diligence and worked closely with its vendors to survey its conflict minerals supply chain (as described above), the Company is not able to identify with reasonable certainty all facilities used to process necessary conflict minerals used in in-scope products. However, based on the information acquired through the due diligence process, the Company believes that the facilities that may have been used to process the 3TG necessary to the functionality or production of in-scope products include the smelters and refiners listed in Appendix A. Since the Company requested company-level CMRTs from its vendors, the resulting SOR list may contain SORs whose 3TG is not in the Company’s products, i.e., the SOR list may be overinclusive.
Information About Country of Origin of Necessary Conflict Minerals Used in In-Scope Products: While the Company has exercised due diligence and worked closely with its vendors to survey the supply chain (as described above), the Company is not able to determine with reasonable certainty the countries of origin of the 3TG used in all in-scope products or whether the 3TG in all in-scope products is from recycled or scrap sources.
However, the Company has identified the countries of origin shown in the following table:

Metal	Countries of Origin	Notes
Tantalum	Australia, Belarus, Brazil, Burundi, Canada, China, Chinese Taipei, Czech Republic, Democratic Republic of the Congo, El Salvador, Estonia, Ethiopia**, France, Germany, Hong Kong, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Mexico, Mozambique, Nigeria, Russia, Rwanda, Sierra Leone, Singapore, South Korea, Spain, Thailand, United Kingdom of Great Britain and Northern Ireland, United States of America, Zimbabwe	The reported tantalum from the DRC and other covered countries came from 11 smelters (Smelter IDs CID002505, CID001192, CID000460, CID002557, CID000616, CID002544, CID002545, CID000914, CID000917, CID001277, CID001969) all of which have been audited and validated as "conformant" by the RMI, which is internationally recognized for managing an independent third-party assessment program in line with the OECD Guidance.*
Tin	Angola, Argentina, Australia, Austria, Bahrain, Bangladesh, Belarus, Belgium, Bolivia, Bolivia (Plurinational State of), Brazil, Bulgaria, Burundi, Canada, Chile, China, Chinese Taipei, Colombia, Croatia, Czech Republic, Democratic Republic of the Congo, Denmark, Egypt, Finland, France, Germany, Ghana, Greece, Guinea, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Italy, Japan, Jordan, Kazakhstan, Kenya, Kuwait, Laos, Latvia, Lebanon, Liberia, Lithuania, Malaysia, Malta, Mexico, Morocco, Myanmar, Namibia, Netherlands, New Zealand, Nigeria, Norway, Pakistan, Peru, Philippines, Poland, Portugal, Puerto Rico, Romania, Russia, Russian Federation, Rwanda, Saudi Arabia, Senegal, Serbia, Singapore, Slovakia, Slovenia, South Africa, South Korea, Spain, Sudan, Sweden, Switzerland, Tanzania, Thailand, Togo, Trinidad and Tobago, Tunisia, Turkey, Ukraine, United Arab Emirates, United Kingdom, United Kingdom of Great Britain and Northern Ireland, United States of America, Uruguay, Venezuela, Vietnam, Yemen	The reported tin from the DRC and other covered countries came from 5 smelters (Smelter IDs CID003387, CID001105, CID001898, CID002180, CID003831) all of which have been audited and validated as "conformant" by the RMI, which is internationally recognized for managing an independent third-party assessment program in line with the OECD Guidance.*

Metal	Countries of Origin	Notes
Tungsten	Australia, Austria, Bolivia, Brazil, Burundi, Canada, China, Democratic Republic of the Congo, Germany, Ireland, Israel, Japan, Kazakhstan , Kyrgyzstan, Malaysia, Mexico, Mongolia, Myanmar, Nigeria, Peru, Portugal, Russian Federation, Rwanda, South Korea, Spain, Thailand, Uganda, United Kingdom of Great Britain and Northern Ireland, United States of America, Vietnam, Zimbabwe	The reported tungsten from the DRC and other covered countries came from 4 smelters (Smelter IDs CID002502, CID000568, CID002543, CID002044) all of which have been audited and validated as "conformant" by the RMI, which is internationally recognized for managing an independent third-party assessment program in line with the OECD Guidance.*
Gold	Algeria, Andorra, Antigua and Barbuda, Argentina, Australia, Austria, Azerbaijan, Bahamas, Bangladesh, Barbados, Belarus, Belgium, Benin, Benin (HR), Bolivia (Plurinational State of), Bosnia and Herzegovina, Botswana, Brazil, Bulgaria, Burkina Faso, Cambodia, Canada, Cayman Islands, Chile, China, Chinese Taipei, Colombia, Costa Rica, Côte d'Ivoire, Croatia, Curacao, Cyprus, Czech Republic, Democratic Republic of the Congo, Denmark, Dominican Republic, Ecuador, Egypt, El Salvador (HR), Eritrea, Estonia, Fiji, Finland, France, French Guiana, Georgia, Germany, Ghana, Greece, Grenada, Guatemala, Guatemala (HR), Guinea, Guyana, Honduras, Honduras (HR), Hong Kong, Hungary, Iceland, India, Indonesia, Ireland, Israel, Italy, Ivory Coast (Côte d'Ivoire), Jamaica, Japan, Jordan, Kazakhstan, Kenya, Korea, Kuwait, Kyrgyzstan, Lao People's Democratic Republic, Latvia, Lebanon, Liberia, Liechtenstein, Lithuania, Luxembourg, Macao, Malaysia, Mali, Malta, Mauritania, Mauritius, Mexico, Monaco, Mongolia, Morocco, Mozambique, Namibia, Netherlands, New Zealand, Nicaragua, Niger, Nigeria, Norway, Oman, Pakistan, Panama, Panama (HR), Papua New Guinea, Peru, Philippines, Poland, Portugal, Puerto Rico, Republic of, Romania, Russian Federation, Saint Kitts and Nevis, Saudi Arabia, Senegal, Serbia, Singapore, Sint Maarten, Slovakia, Slovenia, South Africa, South Korea, Spain, St Vincent and Grenadines, Sudan, Suriname, Swaziland, Sweden, Switzerland, Tajikistan, Tanzania, Thailand, Trinidad and Tobago, Tunisia, Turkey, Turkey (HR), Turks and Caicos, Ukraine, United Arab Emirates, United Kingdom, United Kingdom of Great Britain and Northern Ireland, United States of America, Uruguay, Uzbekistan, Uzbekistan (HR), Viet Nam, Vietnam, Zambia, Zimbabwe	The reported gold from the other covered countries came from 1 smelter (Smelter ID CID002561) all of which have been audited and validated as "conformant" by the RMI, which is internationally recognized for managing an independent third-party assessment program in line with the OECD Guidance.*

Information about Efforts to Determine Mine or Location of Origin: The description of the Company’s due diligence exercise set forth above under the heading “Reasonable Country of Origin Inquiry (“RCOI”) and Due Diligence Measures” covers the Company’s efforts to determine the mine or location of origin with the greatest possible specificity.

Forward-Looking Statements

Statements relating to risk mitigation made in this report, as well as certain other statements made in this report, are forward-looking in nature and are based on the Company’s management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors (such as whether industry organizations and initiatives such as the RMI remain effective as a source of external support to us in the conflict minerals compliance process and whether the results of our efforts to improve the due diligence process will be effective) that may be outside of the Company’s control and that could cause actual events to differ materially from those expressed or implied by the statements made herein.

Documents Incorporated by Reference

Unless otherwise stated herein, any documents, third-party materials or references to websites (including the Company’s) are not incorporated by reference in, or considered to be a part of, this report unless expressly incorporated by reference herein.

Appendix A: Smelter and Refiner List

Number	Metal	Smelter Name	Smelter Id	Remarks
1	Gold	Advanced Chemical Company	CID000015	Conformant
2	Gold	Aida Chemical Industries Co., Ltd.	CID000019	Conformant
3	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	Conformant
4	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Conformant
5	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Conformant
6	Gold	Argor-Heraeus S.A.	CID000077	Conformant
7	Gold	Asahi Pretec Corp.	CID000082	Conformant
8	Gold	Asaka Riken Co., Ltd.	CID000090	Conformant
9	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Active
10	Gold	Aurubis AG	CID000113	Conformant
11	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Conformant
12	Gold	Boliden AB	CID000157	Conformant
13	Gold	C. Hafner GmbH + Co. KG	CID000176	Conformant
14	Gold	Caridad	CID000180	Active
15	Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Conformant
16	Gold	Cendres + Metaux S.A.	CID000189	Active
17	Gold	Yunnan Copper Industry Co., Ltd.	CID000197	Active
18	Gold	Chimet S.p.A.	CID000233	Conformant
19	Gold	Chugai Mining	CID000264	Conformant
20	Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	Active
21	Gold	DSC (Do Sung Corporation)	CID000359	Conformant
22	Gold	Dowa	CID000401	Conformant
23	Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	Conformant
24	Gold	OJSC Novosibirsk Refinery	CID000493	Active
25	Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	Active
26	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	Active
27	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	Active
28	Gold	LT Metal Ltd.	CID000689	Conformant
29	Gold	Heimerle + Meule GmbH	CID000694	Conformant
30	Gold	Heraeus Metals Hong Kong Ltd.	CID000707	Conformant
31	Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	Conformant
32	Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	Active
33	Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	Active
34	Gold	HwaSeong CJ CO., LTD.	CID000778	Not Active
35	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	Conformant
36	Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Conformant
37	Gold	Istanbul Gold Refinery	CID000814	Conformant

Number	Metal	Smelter Name	Smelter Id	Remarks
38	Gold	Japan Mint	CID000823	Conformant
39	Gold	Jiangxi Copper Co., Ltd.	CID000855	Conformant
40	Gold	Asahi Refining USA Inc.	CID000920	Conformant
41	Gold	Asahi Refining Canada Ltd.	CID000924	Conformant
42	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Active
43	Gold	JSC Uralelectromed	CID000929	Active
44	Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Conformant
45	Gold	Kazakhmys Smelting LLC	CID000956	Active
46	Gold	Kazzinc	CID000957	Conformant
47	Gold	Kennecott Utah Copper LLC	CID000969	Conformant
48	Gold	Kojima Chemicals Co., Ltd.	CID000981	Conformant
49	Gold	Kyrgyzaltyn JSC	CID001029	Active
50	Gold	L'azurde Company For Jewelry	CID001032	Active
51	Gold	Lingbao Gold Co., Ltd.	CID001056	Active
52	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	Active
53	Gold	LS-NIKKO Copper Inc.	CID001078	Conformant
54	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	Active
55	Gold	Materion	CID001113	Conformant
56	Gold	Matsuda Sangyo Co., Ltd.	CID001119	Conformant
57	Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	Conformant
58	Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	Conformant
59	Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Conformant
60	Gold	Metalor Technologies S.A.	CID001153	Conformant
61	Gold	Metalor USA Refining Corporation	CID001157	Conformant
62	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Conformant
63	Gold	Mitsubishi Materials Corporation	CID001188	Conformant
64	Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Conformant
65	Gold	Moscow Special Alloys Processing Plant	CID001204	Active
66	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Conformant
67	Gold	Navoi Mining and Metallurgical Combinat	CID001236	Conformant
68	Gold	Nihon Material Co., Ltd.	CID001259	Conformant
69	Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Conformant
70	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	Active
71	Gold	PAMP S.A.	CID001352	Conformant
72	Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	Active
73	Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Active
74	Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Conformant
75	Gold	PX Precinox S.A.	CID001498	Conformant
76	Gold	Rand Refinery (Pty) Ltd.	CID001512	Conformant
77	Gold	Royal Canadian Mint	CID001534	Conformant
78	Gold	Sabin Metal Corp.	CID001546	Not Active
79	Gold	Samduck Precious Metals	CID001555	Active

Number	Metal	Smelter Name	Smelter Id	Remarks
80	Gold	Samwon Metals Corp.	CID001562	Not Active
81	Gold	SEMPSA Joyeria Plateria S.A.	CID001585	Conformant
82	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	Active
83	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	Conformant
84	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	Conformant
85	Gold	So Accurate Group, Inc.	CID001754	Not Active
86	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Active
87	Gold	Solar Applied Materials Technology Corp.	CID001761	Conformant
88	Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Conformant
89	Gold	Super Dragon Technology Co., Ltd.	CID001810	Active
90	Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Conformant
91	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	Active
92	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	Conformant
93	Gold	Tokuriki Honten Co., Ltd.	CID001938	Conformant
94	Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	Active
95	Gold	Torecom	CID001955	Conformant
96	Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Conformant
97	Gold	United Precious Metal Refining, Inc.	CID001993	Conformant
98	Gold	Valcambi S.A.	CID002003	Conformant
99	Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	Conformant
100	Gold	Yamakin Co., Ltd.	CID002100	Conformant
101	Gold	Yokohama Metal Co., Ltd.	CID002129	Conformant
102	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	Conformant
103	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	Conformant
104	Gold	Morris and Watson	CID002282	Active
105	Gold	SAFINA A.S.	CID002290	Conformant
106	Gold	Guangdong Jinding Gold Limited	CID002312	Active
107	Gold	Umicore Precious Metals Thailand	CID002314	Active
108	Gold	Geib Refining Corporation	CID002459	Conformant
109	Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	Conformant
110	Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Conformant
111	Gold	Fidelity Printers and Refiners Ltd.	CID002515	Active
112	Gold	Singway Technology Co., Ltd.	CID002516	Active
113	Gold	Shandong Humon Smelting Co., Ltd.	CID002525	Active
114	Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527	Active
115	Gold	Al Etihad Gold Refinery DMCC	CID002560	Conformant
116	Gold	Emirates Gold DMCC	CID002561	Conformant
117	Gold	International Precious Metal Refiners	CID002562	Active

Number	Metal	Smelter Name	Smelter Id	Remarks
118	Gold	Kaloti Precious Metals	CID002563	Active
119	Gold	Sudan Gold Refinery	CID002567	Active
120	Gold	T.C.A S.p.A	CID002580	Conformant
121	Gold	REMONDIS PMR B.V.	CID002582	Conformant
122	Gold	Fujairah Gold FZC	CID002584	Active
123	Gold	Industrial Refining Company	CID002587	Active
124	Gold	Shirpur Gold Refinery Ltd.	CID002588	Active
125	Gold	Korea Zinc Co., Ltd.	CID002605	Conformant
126	Gold	Marsam Metals	CID002606	Active
127	Gold	TOO Tau-Ken-Altyn	CID002615	Conformant
128	Gold	Abington Reldan Metals, LLC	CID002708	Conformant
129	Gold	Shenzhen CuiLu Gold Co., Ltd.	CID002750	Active
130	Gold	Albino Mountinho Lda.	CID002760	Active
131	Gold	SAAMP	CID002761	Conformant
132	Gold	L'Orfebre S.A.	CID002762	Conformant
133	Gold	8853 S.p.A.	CID002763	Active
134	Gold	Italpreziosi	CID002765	Conformant
135	Gold	WIELAND Edelmetalle GmbH	CID002778	Conformant
136	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Conformant
137	Gold	AU Traders and Refiners	CID002850	Active
138	Gold	GCC Gujrat Gold Centre Pvt. Ltd.	CID002852	Active
139	Gold	Sai Refinery	CID002853	Active
140	Gold	Modeltech Sdn Bhd	CID002857	Active
141	Gold	Bangalore Refinery	CID002863	Conformant
142	Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	Active
143	Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	Active
144	Gold	Pease & Curren	CID002872	Not Active
145	Gold	JALAN & Company	CID002893	Active
146	Gold	SungEel HiMetal Co., Ltd.	CID002918	Conformant
147	Gold	Planta Recuperadora de Metales SpA	CID002919	Conformant
148	Gold	ABC Refinery Pty Ltd.	CID002920	Active
149	Gold	Safimet S.p.A	CID002973	Active
150	Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	Active
151	Gold	African Gold Refinery	CID003185	Active
152	Gold	Gold Coast Refinery	CID003186	Active
153	Gold	NH Recytech Company	CID003189	Conformant
154	Gold	TSK Pretech	CID003195	Not Active
155	Gold	QG Refining, LLC	CID003324	Active
156	Gold	Dijllah Gold Refinery FZC	CID003348	Active
157	Gold	CGR Metalloys Pvt Ltd.	CID003382	Active
158	Gold	Sovereign Metals	CID003383	Active
159	Gold	C.I Metales Procesados Industriales SAS	CID003421	Active

Number	Metal	Smelter Name	Smelter Id	Remarks
160	Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	Conformant
161	Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	Conformant
162	Gold	Augmont Enterprises Private Limited	CID003461	Active
163	Gold	Kundan Care Products Ltd.	CID003463	Active
164	Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487	Active
165	Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488	Active
166	Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489	Active
167	Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490	Active
168	Gold	K.A. Rasmussen	CID003497	Active
169	Gold	Alexy Metals	CID003500	Active
170	Gold	Sancus ZFS (L’Orfebre, SA)	CID003529	Active
171	Gold	Sellem Industries Ltd.	CID003540	Not Active
172	Gold	MD Overseas	CID003548	Active
173	Gold	Metallix Refining Inc.	CID003557	Active
174	Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	Conformant
175	Gold	WEEEREFINING	CID003615	Active
176	Gold	Value Trading	CID003617	Not Active
177	Gold	Gold by Gold Colombia	CID003641	Conformant
178	Gold	Dongwu Gold Group	CID003663	Active
179	Tantalum	Asaka Riken Co., Ltd.	CID000092	Not Active
180	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	Conformant
181	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	Not Active
182	Tantalum	Exotech Inc.	CID000456	Not Active
183	Tantalum	F&X Electro-Materials Ltd.	CID000460	Conformant
184	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	Conformant
185	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	Conformant
186	Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	Conformant
187	Tantalum	LSM Brasil S.A.	CID001076	Conformant
188	Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	Conformant
189	Tantalum	Mineracao Taboca S.A.	CID001175	Conformant
190	Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Conformant
191	Tantalum	NPM Silmet AS	CID001200	Conformant
192	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	Conformant
193	Tantalum	QuantumClean	CID001508	Conformant
194	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	Conformant
195	Tantalum	Solikamsk Magnesium Works OAO	CID001769	Active
196	Tantalum	Taki Chemical Co., Ltd.	CID001869	Conformant
197	Tantalum	Telex Metals	CID001891	Conformant
198	Tantalum	Ulba Metallurgical Plant JSC	CID001969	Conformant
199	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	Conformant
200	Tantalum	D Block Metals, LLC	CID002504	Conformant

Number	Metal	Smelter Name	Smelter Id	Remarks
201	Tantalum	FIR Metals & Resource Ltd.	CID002505	Conformant
202	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	Conformant
203	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	Conformant
204	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	Conformant
205	Tantalum	KEMET Blue Metals	CID002539	Conformant
206	Tantalum	H.C. Starck Co., Ltd.	CID002544	Conformant
207	Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545	Conformant
208	Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	Conformant
209	Tantalum	H.C. Starck Inc.	CID002548	Conformant
210	Tantalum	H.C. Starck Ltd.	CID002549	Conformant
211	Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550	Conformant
212	Tantalum	Global Advanced Metals Boyertown	CID002557	Conformant
213	Tantalum	Global Advanced Metals Aizu	CID002558	Conformant
214	Tantalum	Resind Industria e Comercio Ltda.	CID002707	Conformant
215	Tantalum	Jiangxi Tuohong New Raw Material	CID002842	Conformant
216	Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	CID003583	Conformant
217	Tantalum	5D Production OU	CID003926	Active
218	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	Conformant
219	Tin	CNMC (Guangxi) PGMA Co., Ltd.	CID000278	Not Active
220	Tin	Alpha	CID000292	Conformant
221	Tin	CV Gita Pesona	CID000306	Not Active
222	Tin	PT Aries Kencana Sejahtera	CID000309	Conformant
223	Tin	PT Premium Tin Indonesia	CID000313	Conformant
224	Tin	CV United Smelting	CID000315	Not Active
225	Tin	Dowa	CID000402	Conformant
226	Tin	EM Vinto	CID000438	Conformant
227	Tin	Estanho de Rondonia S.A.	CID000448	Conformant
228	Tin	Fenix Metals	CID000468	Conformant
229	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	Conformant
230	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	Active
231	Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760	Not Active
232	Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	Active
233	Tin	China Tin Group Co., Ltd.	CID001070	Conformant
234	Tin	Malaysia Smelting Corporation (MSC)	CID001105	Conformant
235	Tin	Metallic Resources, Inc.	CID001142	Conformant
236	Tin	Mineracao Taboca S.A.	CID001173	Conformant
237	Tin	Minsur	CID001182	Conformant
238	Tin	Mitsubishi Materials Corporation	CID001191	Conformant
239	Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	Conformant
240	Tin	Novosibirsk Processing Plant Ltd.	CID001305	Active
241	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Conformant

Number	Metal	Smelter Name	Smelter Id	Remarks
242	Tin	Operaciones Metalurgicas S.A.	CID001337	Conformant
243	Tin	PT Artha Cipta Langgeng	CID001399	Conformant
244	Tin	PT Babel Inti Perkasa	CID001402	Conformant
245	Tin	PT Babel Surya Alam Lestari	CID001406	Conformant
246	Tin	PT Bangka Tin Industry	CID001419	Active
247	Tin	PT Belitung Industri Sejahtera	CID001421	Active
248	Tin	INDONESIAN STATE TIN CORPORATION MENTOK SMELTER	CID001428	Conformant
249	Tin	PT DS Jaya Abadi	CID001434	Not Active
250	Tin	PT Eunindo Usaha Mandiri	CID001438	Not Active
251	Tin	PT Karimun Mining	CID001448	Not Active
252	Tin	PT Mitra Stania Prima	CID001453	Conformant
253	Tin	PT Panca Mega Persada	CID001457	Active
254	Tin	PT Prima Timah Utama	CID001458	Conformant
255	Tin	PT Refined Bangka Tin	CID001460	Conformant
256	Tin	PT Sariwiguna Binasentosa	CID001463	Conformant
257	Tin	PT Stanindo Inti Perkasa	CID001468	Conformant
258	Tin	PT Sumber Jaya Indah	CID001471	Not Active
259	Tin	PT Timah Tbk Kundur	CID001477	Conformant
260	Tin	PT Timah Tbk Mentok	CID001482	Conformant
261	Tin	PT Timah Nusantara	CID001486	Active
262	Tin	PT Tinindo Inter Nusa	CID001490	Active
263	Tin	PT Tommy Utama	CID001493	Conformant
264	Tin	Rui Da Hung	CID001539	Conformant
265	Tin	Soft Metais Ltda.	CID001758	Not Active
266	Tin	Thaisarco	CID001898	Conformant
267	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	Active
268	Tin	VQB Mineral and Trading Group JSC	CID002015	Active
269	Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	Conformant
270	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	Conformant
271	Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	Conformant
272	Tin	CV Venus Inti Perkasa	CID002455	Conformant
273	Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Conformant
274	Tin	PT Tirus Putra Mandiri	CID002478	Active
275	Tin	Melt Metais e Ligas S.A.	CID002500	Active
276	Tin	PT ATD Makmur Mandiri Jaya	CID002503	Conformant
277	Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Conformant
278	Tin	PT Inti Stania Prima	CID002530	Not Active
279	Tin	CV Ayi Jaya	CID002570	Conformant
280	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Active
281	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Active

Number	Metal	Smelter Name	Smelter Id	Remarks
282	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Active
283	Tin	CV Dua Sekawan	CID002592	Not Active
284	Tin	PT Rajehan Ariq	CID002593	Conformant
285	Tin	PT Cipta Persada Mulia	CID002696	Conformant
286	Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Active
287	Tin	Resind Industria e Comercio Ltda.	CID002706	Conformant
288	Tin	Super Ligas	CID002756	Active
289	Tin	PT O.M. Indonesia	CID002757	Not Active
290	Tin	Aurubis Beerse	CID002773	Conformant
291	Tin	Metallo Spain S.L.U.	CID002774	Conformant
292	Tin	PT Bangka Prima Tin	CID002776	Conformant
293	Tin	PT Sukses Inti Makmur	CID002816	Conformant
294	Tin	PT Kijang Jaya Mandiri	CID002829	Not Active
295	Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	CID002834	Conformant
296	Tin	PT Menara Cipta Mulia	CID002835	Conformant
297	Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	Conformant
298	Tin	Modeltech Sdn Bhd	CID002858	Active
299	Tin	PT Lautan Harmonis Sejahtera	CID002870	Not Active
300	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	Conformant
301	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	Conformant
302	Tin	PT Bangka Serumpun	CID003205	Conformant
303	Tin	Pongpipat Company Limited	CID003208	Active
304	Tin	Tin Technology & Refining	CID003325	Conformant
305	Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	Active
306	Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379	Conformant
307	Tin	PT Rajawali Rimba Perkasa	CID003381	Conformant
308	Tin	Luna Smelter, Ltd.	CID003387	Conformant
309	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	Active
310	Tin	Precious Minerals and Smelting Limited	CID003409	Active
311	Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	Active
312	Tin	PT Mitra Sukses Globalindo	CID003449	Conformant
313	Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	Conformant
314	Tin	CRM Synergies	CID003524	Conformant
315	Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582	Conformant
316	Tin	DS Myanmar	CID003831	Conformant
317	Tin	PT Putera Sarana Shakti (PT PSS)	CID003868	Conformant
318	Tungsten	A.L.M.T. Corp.	CID000004	Conformant
319	Tungsten	Kennametal Huntsville	CID000105	Conformant
320	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	Conformant
321	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	Conformant
322	Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281	Active

Number	Metal	Smelter Name	Smelter Id	Remarks
323	Tungsten	Global Tungsten & Powders Corp.	CID000568	Conformant
324	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	Conformant
325	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	Conformant
326	Tungsten	Japan New Metals Co., Ltd.	CID000825	Conformant
327	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	Conformant
328	Tungsten	Kennametal Fallon	CID000966	Conformant
329	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	Not Active
330	Tungsten	Wolfram Bergbau und Hutten AG	CID002044	Conformant
331	Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	Conformant
332	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	Not Active
333	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	Conformant
334	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	Conformant
335	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	Conformant
336	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	Conformant
337	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	Conformant
338	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	Conformant
339	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	Conformant
340	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	Conformant
341	Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Conformant
342	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	Conformant
343	Tungsten	H.C. Starck Tungsten GmbH	CID002541	Conformant
344	Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	Conformant
345	Tungsten	Masan Tungsten Chemical LLC (MTC)	CID002543	Conformant
346	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	Conformant
347	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	Not Active
348	Tungsten	Niagara Refining LLC	CID002589	Conformant
349	Tungsten	China Molybdenum Co., Ltd.	CID002641	Conformant
350	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	Conformant
351	Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CID002647	Not Active
352	Tungsten	Hydrometallurg, JSC	CID002649	Active
353	Tungsten	Unecha Refractory metals plant	CID002724	Active
354	Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CID002815	Not Active
355	Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Conformant
356	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	Conformant
357	Tungsten	ACL Metais Eireli	CID002833	Active
358	Tungsten	Moliren Ltd.	CID002845	Active
359	Tungsten	KGETS Co., Ltd.	CID003388	Conformant
360	Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CID003401	Conformant

Number	Metal	Smelter Name	Smelter Id	Remarks
361	Tungsten	Lianyou Metals Co., Ltd.	CID003407	Conformant
362	Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408	Active
363	Tungsten	NPP Tyazhmetprom LLC	CID003416	Active
364	Tungsten	GEM Co., Ltd.	CID003417	Conformant
365	Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	Active
366	Tungsten	Cronimet Brasil Ltda	CID003468	Conformant
367	Tungsten	Artek LLC	CID003553	Active
368	Tungsten	Fujian Xinlu Tungsten	CID003609	Conformant
369	Tungsten	OOO “Technolom” 2	CID003612	Active
370	Tungsten	OOO “Technolom” 1	CID003614	Active
371	Tungsten	LLC Volstok	CID003643	Active
372	Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CID003662	Active
373	Tungsten	HANNAE FOR T Co., Ltd.	CID003978	Active
374	Tungsten	DONGKUK INDUSTRIES CO., LTD.	CID004060	Active